Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert Fraser and William Grossholz, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-Q of Lions Gate Lighting Corp. for the period ended August 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lions Gate Lighting Corp.

Dated: October 15, 2008

/s/ Robert Fraser
Robert Fraser, President and CEO
(Principal Executive Officer)

/s/ William Grossholz
William Grossholz
Secretary, Treasurer and CFO
(Principal Financial Officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lions Gate Lighting Corp. and will be retained by Lions Gate Lighting Corp. and furnished to the Securities and Exchange Commission or its staff upon request.